EXHIBIT 5

REGISTRATION

RIGHTS

AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of July 1998,

BETWEEN:	BCE INC., a corporation duly constituted under the laws of Canada;

AND:	BELL CANADA, a corporation duly constituted under the laws of Canada;

(hereinafter referred to as "Bell")

AND:	THE CGI GROUP INC., a company duly incorporated under the laws of the Province of Quebec;

(hereinafter referred to as "CGI")

WHEREAS Bell, an affiliate of BCE, currently owns 27,156,432 Class A Subordinate Voting Shares and 17,200,000 First Preferred Shares, Series 6 in the share capital of CGI;

WHEREAS BCE owns 12,000,000 Class A Subordinate Voting Shares in the share capital of CGI; and

WHEREAS Bell and BCE may acquire additional shares of CGI from time to time;

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) and in consideration of the respective covenants and agreements hereinafter contained, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions. The following terms, as used herein, have the following meanings:

"BCE" means BCE Inc. and its successors;

"Commissions" means the relevant securities commissions and regulatory authorities, and any Securities Exchanges;

"Demand Registration" has the meaning set forth in Section 2.1;

“Jurisdiction” means any jurisdiction where Securities of the same class and series as the Registrable Securities included in the subject Demand Registration are registered or any jurisdiction where CGI is a reporting issuer from time to time;

“Person” is to be interpreted broadly and includes, without limitation any individual or group, and any firm, corporation, company, limited liability company, association, partnership, joint venture, trust, unincorporated organisation, a state or political subdivision hereof, a government and every agency or instrumentality thereof or any other entity;

"Registrable Securities" means any Securities owned from time to time by BCE or any of its wholly-owned Subsidiaries;

"Registration Expenses" has the meaning set forth in Section 6.1;

“Registration Statement” means any registration statement or prospectus of CGI or any document prepared in lieu thereof under applicable Securities Laws which covers any Securities, including amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such prospectus or registration statement as well as offering memoranda and any other offering documents;

"SEC" means the Securities and Exchange Commission of the United States of America;

“Securities” means Class A Subordinate Voting Shares, Class B Shares (Multiple Voting) or any other securities (whether equity or debt) of CGI (whether now existing or hereafter created), including common shares of CGI resulting from the redesignation of Class A Shares of CGI in accordance with the Articles of CGI;

"Securities Act" means the United States Securities Act of 1933, as amended;

“Securities Exchanges” means the securities exchanges on which Securities of the same class and series as the Registrable Securities included in the subject Demand Registration are listed or quoted;

“Securities Laws” means provincial securities legislation in Canada and the securities legislation of such other relevant Jurisdiction;

“Subsidiary” of any Person means any corporation more than 50% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by such Person or by any other Subsidiary of such Person.

1.2	Interpretation. For the purposes hereof, Bell shall be deemed to be a wholly-owned Subsidiary of BCE.

ARTICLE 2

DEMAND REGISTRATION RIGHTS

2.1
Demand Registration Rights. Upon the written request of BCE made from time to time, for and on behalf of itself or of one or more of its wholly-owned Subsidiaries as holders of Registrable Securities (“Demand Registration”), CGI shall use its best efforts to file one or more Registration Statements under applicable Securities Laws (including the listing of the subject Registrable Securities on Securities Exchanges as requested by BCE) in order to permit the offer and sale or other disposition in Canada and/or in such other Jurisdictions of all or any portion of the Registrable Securities and CGI shall cooperate in a timely manner in connection with such disposition.

2.2	Restrictions. CGI shall not be obliged to effect

(a)
a Demand Registration during the period starting 30 days prior to and ending 120 days after the effective date of CGI’s most recent Registration Statement filed under the Securities Act or under applicable provincial securities legislation in Canada covering Securities of the same class and series as the Registrable Securities included in the subject Demand Registration;

(b)
a Demand Registration covering Registrable Securities representing less than 5% of the total number of then outstanding Securities of the same class and series as the Registrable Securities included in the subject Demand Registration;

	(c)	more than one Demand Registration pursuant to the provisions of Section 2.1 in any twelve-month period; and

(d)
a Demand Registration where the Board of Directors of CGI, in its good faith judgement, determines, and BCE, acting reasonably, agrees that any registration of Registrable Securities should not be made or continued because (i) the market conditions then prevailing in the Jurisdiction are not favourable to or do not allow the completion of a registration within a price range acceptable to BCE or (ii) it would have a material adverse effect on any material financing, acquisition, corporate reorganization or merger or other similar transaction involving CGI or any of its Subsidiaries already approved by the Board of Directors of CGI at the time the Demand Registration is made (any such event mentioned in (i) and (ii), a “Valid Business Reason”). Upon the occurrence of any such Valid Business Reason, CGI may:

		(i)	postpone filing a Registration Statement relating to a Demand Registration request until such Valid Business Reason no longer exists, but in no event for more than 180 days; and

(ii)
in case a Registration Statement has been filed relating to a Demand Registration request, CGI may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 180 days,

(such period of postponement or withdrawal under Sections 2.2(d)(i) and (ii), the “Postponement Period”); and CGI shall give to BCE written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If CGI shall give any notice of postponement or withdrawal of any Registration Statement, CGI shall not, during the period of postponement or withdrawal, register or qualify any Class A Share, other than pursuant to a Registration Statement on Form S-4 or S-8 (or an equivalent registration form then in effect) or similar form in a Jurisdiction. If CGI shall give any notice of withdrawal or postponement of a Registration Statement, CGI shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 180 days after the date of the notice of postponement or withdrawal given hereunder), use its best reasonable efforts to effect the registration in accordance with Section 2.1 (unless BCE shall have withdrawn such request, in which case CGI shall not be considered to have effected an effective registration for the purposes of this Agreement).

Subject to the terms of this Section 2.2 and Section 6.2 hereof, BCE shall not otherwise be limited in the number of Demand Registrations it shall have the right to make.

2.3
Notice of Demand Registration. Any request by BCE pursuant to Section 2.1 hereof shall (a) specify the number and class and series of Registrable Securities which BCE or one or more of its wholly-owned Subsidiaries intends to offer and sell, (b) express the intention of BCE or one or more of its wholly-owned Subsidiaries to offer or cause the offering of such Registrable Securities, (c) describe the nature or method of the proposed offer and sale thereof and state in which Jurisdiction such offer shall be made, (d) specify the Securities Exchanges on which BCE requests that such Registrable Securities be listed, from among the Securities Exchanges on which the Registrable Securities are already listed at the time of the Demand Registration, (e) contain the undertaking of BCE and of its relevant wholly-owned Subsidiary to provide all such information regarding their holdings and the proposed manner of distribution thereof as may be required in order to permit CGI to comply with all applicable Securities Laws and all requirements of the Commissions, and to obtain acceleration of the effective date of any Registration Statement covering such Registrable Securities, and (f) specify whether such offer and sale shall be made by an underwritten public offering.

2.4
Choice of Underwriters and Counsel. In the case of an underwritten public offering, BCE shall have the right to select the managing underwriter or underwriters of such Registrable Securities, provided, however, that such selection shall also be reasonably satisfactory to CGI. CGI shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Agreement subject to the approval of BCE not to be unreasonably withheld.

2.5
Registrations of Additional Shares. CGI, subject to Section 2.6, may elect to include in any Demand Registration and offering made pursuant to Section 2.1, (i) authorized but unissued Class A Shares or (ii) other securities of CGI; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by BCE or its relevant wholly-owned Subsidiary.

2.6
Priority on Demand Registrations. CGI will not include in any Demand Registrations any securities which are not Registrable Securities without the prior written consent of BCE. If a Demand Registration is an underwritten offering and the managing underwriters advise CGI in writing that in their opinion the number of Registrable Securities and, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to BCE, CGI shall include in such registration (i) first, the number of Registrable Securities requested to be included by BCE which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering (in such proportion among BCE and its respective wholly-owned Subsidiaries as determined in the sole discretion of BCE) (ii) second, the Registrable Securities to be included by CGI pursuant to Section 2.5 and (iii) third, any other securities which are not Registrable Securities and for which CGI requested their inclusion pursuant to Section 2.5 hereof.

ARTICLE 3

IPO RIGHTS

3.1
IPO Rights. Subject to the terms of this Agreement, CGI, at the request (the “Request”) of BCE, for and on behalf of itself or one or more of its wholly-owned Subsidiaries as holders of Registerable Securities, if such request is made at least 180 days after the date hereof, shall use its reasonable best efforts to cause the consummation of an initial public offering (the “IPO”) of Class A Shares, or the common shares of CGI resulting from the redesignation of Class A Shares in accordance with the Articles of CGI, registered under the Securities Act and, in connection therewith shall use its reasonable best efforts to cause to be filed with the SEC within one year after such a Request, a Registration Statement under the Securities Act, and to cause such Registration Statement to become effective as soon as practicable after such filing (such right to an IPO under this Section 3.1 being hereinafter referred to as the “IPO Right”).

3.2
Restriction on IPO Rights. If the Board of Directors of CGI, in its good faith judgement, determines, and BCE, acting reasonably, agrees that any IPO and registration of Registerable Securities pursuant to Section 3.1 should not be made or continued because (i) the market conditions then prevailing in the United States are not favourable to or do not allow the completion of an IPO and registration within a price range acceptable to CGI or (ii) such IPO and registration would have a material adverse effect on any material financing, acquisition, corporate reorganization or merger or other similar transaction involving CGI or any of its Subsidiaries already approved by the

Board of Directors of CGI at the time the Request is made (any such event mentioned in (i) or (ii) hereof a “Valid Business Reason”), CGI may:

(i) postpone filing a Registration Statement relating to a Request until such Valid Business Reason no longer exists, but in no event for more than 180 days, and

(ii) in case a Registration Statement has been filed relating to a Request, CGI may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 180 days,

(such period of postponement or withdrawal under Sections 3.2(i) and (ii), the “Postponement Period”); and CGI shall give to BCE written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If CGI shall give any notice of postponement or withdrawal of any IPO or Registration Statement, CGI shall not, during the period of postponement or withdrawal, register any Class A Share, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). If CGI shall give any notice of withdrawal or postponement of IPO or Registration Statement, CGI shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 180 days after the date of the notice of postponement or withdrawal given hereunder), use its best efforts to effect the IPO and Registration Statement in accordance with Section 3.1 (unless BCE shall have withdrawn such Request, in which case CGI shall not be considered to have effected IPO and Registration Statement for the purposes of this Agreement).

ARTICLE 4

INCIDENTAL REGISTRATION RIGHTS

4.1
Incidental Registration Rights. Whenever CGI proposes to offer and sell or otherwise dispose of any Securities under any Securities Laws in a manner that would also permit the offer and sale of any Registrable Securities (a “Disposition”), it shall promptly give written notice (the “Offer Notice”) thereof to BCE. Upon the written request of BCE, for and on behalf of itself or of one or more of its wholly-owned Subsidiaries as holders of Registrable Securities, to be given within five (5) days after receipt of the subject Offer Notice, to offer and sell or otherwise dispose of any Registrable Securities (which request shall specify the number and class and series of Registrable Securities intended to be offered and sold or otherwise disposed of by BCE or one or more of its wholly-owned Subsidiaries and the intended method of disposition thereof), CGI shall use its best efforts, subject to the Securities Laws, to include such Registrable Securities in the Registration Statement covering the Securities which are the subject of such Disposition and to take such actions as may be necessary or appropriate under the relevant Securities Laws in order to permit the offer and sale or other disposition by BCE and one or more of its wholly-owned Subsidiaries of the Registrable Securities contemplated by such written request. If any Disposition pursuant to this Section 4.1 shall be, in whole or in part, an underwritten public offering, CGI may require that the Registrable Securities contemplated by BCE’s request be so included in the offering on the same terms and conditions as its Securities offered and sold through underwriters.

4.2
Restrictions. CGI may at any time prior to the effective date of any such Disposition, in its sole discretion and without the consent of, and liability, to BCE, abandon the proposed Disposition in which BCE had requested to participate.

If CGI is advised in writing (with a copy to BCE within three (3) days after BCE delivers its request pursuant to Section 4.1) by the managing underwriter or underwriters that, in its or their opinion, the inclusion of the Registrable Securities proposed to be sold would materially adversely affect the offering, then CGI will include in such Disposition first, all of the Securities proposed to be sold by CGI pursuant to such Disposition, and second, the number of such Registrable Securities requested to be included in such Disposition that CGI is so advised by such managing underwriter or underwriters can be sold in or during the time of such Disposition without materially adversely affecting such Disposition.

4.3
Choice of Underwriters and Counsel. In the case of an underwritten public offering, CGI shall have the exclusive right to select the managing underwriter or underwriters and counsel to be used in connection with such offering.

ARTICLE 5

REGISTRATION PROCEDURES

5.1
Registration Procedures. Whenever CGI is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the qualification for sale or other disposition of any of the Registrable Securities, CGI shall, as expeditiously as is practicable, do the following:

	(a)	prepare and file with the relevant Commissions Registration Statements (provided that prior to any such filing, CGI will furnish a copy thereof to BCE), to use its best efforts to cause such Registration Statements to become effective at the earliest practicable date and to remain effective for the period needed to effect the requested disposition of Registrable Securities up to a maximum period of one (1) year;

	(b)	prepare and file with the relevant Commissions any necessary amendments and supplements to the aforesaid Registration Statements (provided that prior to any such filing, CGI will furnish a copy thereof to BCE) and otherwise to use its best efforts to keep such Registration Statements current for the period needed to effect the requested disposition of Registrable Securities, up to a maximum period of one (1) year;

(c)
furnish to BCE such number of copies of each of the aforesaid Registration Statements (including one originally executed copy) and such other documents as BCE may reasonably request in order to facilitate the offer and sale or other disposition of the Registrable Securities;

(d)
provided that the United States is a Jurisdiction, use its best efforts to register or qualify such Registrable Securities for offer and sale under such “blue sky” laws or similar laws of such states of the United States as BCE or any underwriter shall reasonably (in light of the intended plan of distribution) request, provided, however, that CGI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be required to subject itself to taxation but for this paragraph (d), (iii) consent to general service of process in any such jurisdiction where it would not otherwise be required to consent to general service of process but for this paragraph (d), or (iv) register or qualify the Registrable Securities under “such “blue sky” laws or similar laws of more than fifteen (15) states of the United States (excluding states in which the Registrable Securities are exempt from registration in light of the intended plan of distribution);

(e)
notify BCE promptly of the happening of any event as a result of which any of the aforesaid Registration Statements includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and to promptly prepare and file with the relevant Commissions a supplement to or amendment of such document which shall correct such untrue statement or eliminate such omission, and furnish to BCE as many copies of such supplement or amendment as BCE shall request;

(f)
furnish, at the request of BCE on the effective date of the aforesaid Registration Statements and, if the Registrable Securities are being sold through underwriters, on the date that the subject Registrable Securities are delivered to the underwriters for sale pursuant thereto, such opinions, letters and certificates as are customarily delivered to underwriters, or, if there are no underwriters, such opinions, letters and certificates as are then customary for offerings of the type covered by such Registration Statements;

(g)
make available for inspection during its regularly scheduled business hours by BCE or any underwriter participating in any disposition pursuant to such Registration Statement by BCE (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of CGI (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause CGI’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Registration Statement. Records which CGI determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) following consultation with CGI and its counsel the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. BCE agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the Securities of CGI or its affiliates unless and until such information is made generally available to the public. BCE further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to CGI and allow CGI, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. BCE and the Underwriters, respectively, shall execute and deliver to CGI a confidentiality agreement in a form provided by CGI which agreement shall provide for adequate monetary and equitable remedies against BCE and the Underwriters, respectively, in the event of disclosure of confidential information in violation of such Agreement;

	(h)	take such other actions and execute and deliver such other documents as may be necessary to give full effect to the rights of BCE under this Agreement.

5.2
Rights and Obligations of BCE. BCE, for and on behalf of itself and its relevant wholly-owned Subsidiaries, will furnish to CGI such information and execute such documents regarding the Registrable Securities and the intended method of disposition thereof as CGI may reasonably request in order to effect the requested qualification for sale or other disposition. If an underwritten public offering is contemplated, BCE, for and on behalf of itself and its relevant wholly-owned Subsidiaries, shall have the right to withdraw therefrom at any time prior to two (2) days before the signing of the underwriting agreement, without incurring any obligation to CGI or any proposed underwriter, except as set forth in Section 6.2.

5.3
Temporary Suspension of Distribution. CGI shall promptly notify BCE in writing (a) of the issuance by any Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, (b) of the receipt by CGI of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in such offering in any Jurisdiction or the initiation or threatening of any proceeding for such purpose, and (c) of the occurrence of any event which makes a statement of a material fact made in such Registration Statement or amendment or supplement thereto or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

BCE agrees that, upon receipt of any notice from CGI of the happening of any event of the kind described in (a), (b) or (c) above, BCE will, and will ensure that its relevant wholly-owned Subsidiaries will, forthwith discontinue disposition of the Registrable Securities pursuant to such Registration Statement until such time as CGI notifies BCE in writing that it may recommence disposition of Registrable Securities or BCE’s receipt of the copies of the supplemented or amended Registration Statement contemplated by

Section 5.1(e) hereof, and, if so directed by CGI, BCE will deliver to CGI all copies, other than permanent file copies then in the possession of BCE and its relevant wholly-owned Subsidiaries, of the most recent Registration Statement covering such Registrable Securities at the time of receipt of such notice. In the event CGI shall give such notice, CGI shall, to the extent permitted by law, extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.3 hereof to the date when CGI shall make available to BCE a Registration Statement supplemented or amended to conform with the requirements of Section 5.1(e) hereof.

ARTICLE 6

EXPENSES

6.1
Expenses. In connection with any Registration Statement which includes any Registrable Securities, CGI shall pay the following registration expenses incurred in connection therewith (the “Registration Expenses”) by CGI, BCE or the relevant wholly-owned Subsidiary of BCE: (i) all registration and filing fees (including all expenses incident to listing with the Securities Exchanges), (ii) fees and expenses of compliance with Securities Laws, and “blue sky” and similar laws (including reasonable fees and disbursements of counsel to CGI in connection with the qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of CGI (including salaries and expenses of officers and employees), (v) fees and disbursements of independent certified public accountants and other experts retained by CGI, and (vi) any stamp duty or transfer tax; the whole to the extent permitted by applicable law.

6.2
Restrictions. CGI’s obligation to pay the aforesaid expenses shall be limited, in the case of a Demand Registration effected pursuant to Article 2 hereof, to three (3) Demand Registrations. Furthermore, CGI shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by BCE, the Registration Statement does not become effective, in which case BCE shall bear such Registration Expenses pro rata on the basis of the number of Registrable Securities so included in the Registration Statement. All underwriting discounts, underwriters’ fees and selling commissions applicable to the Registrable Securities covered by any such qualification procedure and the fees and expenses of counsel to BCE and out-of-pocket expenses of BCE shall be borne by BCE.

6.3
A registration will not count as a Demand Registration until it has become effective unless it was not consummated for reasons other than those related to market conditions and provided that all expenses incurred in relation to the Registration Statement which includes such Registrable Securities shall have been reimbursed to CGI.

ARTICLE 7

INDEMNIFICATION

7.1
Indemnification by CGI. CGI shall so far as it is permitted by law (a) indemnify and hold harmless BCE and its wholly-owned Subsidiaries which hold Registrable Securities covered by a Registration Statement filed pursuant to this Agreement, their officers and directors and each other person controlling any of them, from and against any losses, claims, damages and liabilities (“Damages”), joint or several, including reasonable attorneys’ fees and expenses and all other costs and expenses reasonably incurred by them in connection with investigating or defending any such Damages, to which they or any of them may become subject under the Securities Laws or other applicable laws or regulations, at law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any amendment thereof or supplement thereto, in relation to the offer and sale or other disposition of any of the Registrable Securities contemplated hereby, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein under the circumstances under which they were made not misleading, or any violation by CGI of any applicable Securities Laws relating to any action or inaction required of CGI in connection with such offer, sale or other disposition under such laws; and (b) reimburse each such indemnified Party, as and when incurred, for any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however that CGI shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in said documents in reliance upon and in conformity with information relating to BCE or any of its subsidiaries or to the underwriters of the Registrable Securities which is furnished to CGI by or on behalf of BCE or by or on behalf of such underwriters specifically for use in the preparation thereof; or (ii) the failure of BCE or of the relevant wholly-owned Subsidiary of BCE to comply with a prospectus delivery requirement imposed on it under applicable Securities Laws, if any, including any failure to deliver, after delivery of a Registration Statement, an amended Registration Statement containing corrected, modified or amended disclosure with respect to any material fact.

7.2
Indemnification by BCE. BCE agrees to indemnify and hold harmless CGI, its officers and directors, and each person, if any, who controls CGI from and against any Damages, joint or several, including reasonable attorneys fees and expenses and all other costs and expenses reasonably incurred by them in connection with investigating or defending any such Damages, to the same extent as the foregoing indemnity from CGI to BCE, but only insofar as such Damages arise out of or are based upon information relating to BCE or the relevant wholly-owned Subsidiary of BCE furnished by or on behalf of BCE or the relevant wholly-owned Subsidiary of BCE expressly for use in any Registration Statement relating to Registrable Securities, or any amendment or supplement thereto. BCE also agrees to indemnify and hold harmless any underwriters of Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of CGI provided in Section 7.1, but only with reference to information relating to BCE or the relevant wholly-owned Subsidiary of BCE furnished by or on behalf of BCE or the relevant wholly-owned Subsidiary of BCE expressly for use in any Registration Statement relating to Registrable Securities or any amendment or supplement thereto.

7.3
Assumption of Defense. If any action, suit or proceeding (including any governmental investigation) is instituted, or any claim or demand is made (any such action, suit, proceeding, claim or demand, an “Action”), against any person who may be entitled to indemnification pursuant to Article 7 hereof (an “Indemnified Party”), the Indemnified Party shall promptly notify in writing the other party (the “Indemnifying Party”) and the Indemnifying Party shall have the right to assume and control the defence for such Action, including the appointment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to select separate counsel and to participate in the defense of any such Action; provided, however, that the fees and expenses of such counsel shall be borne by the Indemnified Party, except that where:

(i) the Indemnifying Party shall have specifically authorised the retention of such legal advisers;

(ii) the Indemnifying Party shall have failed to assume the defence of such Action within a reasonable time of having been giving notice in writing of such Action; or

(iii)
the named Parties to such Action (including any Parties joined in the proceeding) include both the Indemnified Party and the Indemnifying Party and representation of both Parties by the same legal advisers would be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall pay all reasonable fees and expenses of such legal advisers.

ARTICLE 8

OTHER RIGHTS

8.1
Third Party Registration Rights. Except with the prior written consent of BCE, which shall not be unreasonably withheld, CGI shall grant no registration rights to holders, present or future, of any of the Securities which would rank prior to, or pari passu with, the registration rights granted hereby.

8.2
Participation in Underwritten Registrations. BCE or the relevant wholly-owned Subsidiary of BCE may not participate in any underwritten registration hereunder unless it (a) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by CGI and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this

Registration Rights Agreement. BCE or the relevant wholly-owned Subsidiary of BCE may not participate in any registration hereunder unless it furnishes CGI with all information required by applicable Securities Laws concerning the proposed methods of sale of such Registrable Securities and such other information as may reasonably be required by the Commissions to be included in such Registration Statement in accordance with applicable Securities Laws.

8.3
Rule 144.CGI covenants that it will file all reports required to be filed by it under the Securities Act and applicable Securities Laws or provide such information as may be reasonably necessary to enable BCE or the relevant wholly-owned Subsidiary of BCE to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon BCE’s request, CGI will deliver to it a written statement as to whether it has complied with such requirements.

8.4
Restrictions on Public Sale by BCE. To the extent not inconsistent with applicable Securities Law, if any Registrable Securities are included in a Demand Registration (in accordance with Section 2.1), in an IPO (in accordance with Section 3.1) or in an Incidental Registration (in accordance with Section 4.1), BCE will agree not to, and will ensure that its wholly-owned Subsidiaries which hold Registrable Securities will agree not to, effect any public sale or public distribution of the Registrable Securities being registered or a similar Security of CGI, or any Securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 30 days prior to, and during the 120-day period beginning on, the effective date of the subject Registration Statement (except pursuant to such Registration Statement), if and to the extent reasonably requested by the managing underwriter or underwriters in the case of an underwritten public offering. BCE agrees to indemnify and hold harmless CGI and the underwriters for any damages, costs or expenses including reasonable attorney fees, as incurred, caused to CGI or such underwriters by a breach of the foregoing which results in a violation of Rule 10b-6 of the Securities Act.

8.5
Restrictions on Public Sale by CGI. CGI agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in the case of an underwritten public offering, not to effect any public sale or public distribution of any Securities of the same class and series of the Registrable Securities being registered in accordance with the Demand Registration or the IPO requested by BCE or one or more of its wholly-owned Subsidiaries provided for in Section 2.1, or similar Security of CGI, or any Securities convertible into or exchangeable or exercisable for such Securities, during the 30 days prior to, and during the 120-day period beginning on, the effective date of the subject Registration Statement or the commencement of a public distribution of Registrable Securities, provided that the provisions of this Section 8.5 shall not prevent the conversion, exercise or exchange of any Securities pursuant to their terms into or for other Securities.

ARTICLE 9

DURATION; ASSIGNMENT

9.1
Duration. Except as otherwise specifically provided herein, the rights of BCE under this Agreement shall continue so long as BCE, or any of its wholly-owned Subsidiaries to which it has transferred Registrable Securities and to which BCE has assigned in writing all or any part of its rights and obligations under this Agreement in connection therewith (a “Permitted Assignee”) holds any Securities.

ARTICLE 10

CHANGE IN CAPITALISATION

10.1
Change in Capitalisation. In the event of any stock split, stock dividend, recapitalisation or other change in CGI’s capital structure affecting the Registrable Securities, (a) the term “Registrable Securities” as used herein shall be deemed to include any Securities which the holders thereof receive or are entitled to receive as a result of such event, and (b) there shall be an appropriate adjustment in the number of shares of capital stock specified in any provision of this Agreement under which the effectiveness or enforceability of a right granted to any such holder or an agreement, covenant or obligation of CGI is stated to depend upon ownership by any such holder of a specified number of shares of capital stock.

ARTICLE 11

NOTICES

11.1
Notices. Any notice, request, demand, or other communication to or upon the Parties required hereunder shall be in writing and shall be delivered by hand or by courier service or telecopier, addressed as follows or to such other address as the notified Party shall have communicated to the other Party:

If to BCE:	BCE Inc. 1000 de la Gauchetiere West Suite 3700 Montreal, Quebec H3B 4Y7

	Attention:	Corporate Secretary
	Fax No.:	(514) 397-7057

with a copy to:	Bell Canada 1800 McGill College Avenue Suite 1830 Montreal, Quebec H3A 3J6

	Attention:	Vice-President and General Counsel
	Fax No.:	(514) 288-1260

If to CGl:	The CGI Group Inc. 1130 Sherbrooke Street West Suite 500 Montreal, Quebec H3A 2M8

	Attention:	Executive Vice President and Chief Financial Officer
	Fax No.:	(514) 841-3294

With a copy to:	McCarthy Tetrault "Le Windsor" 1170 Peel Street 5th Floor Montreal, Quebec H3B 4S8

	Attention:	Christiane Jodoin
	Fax No.:	(514) 397-4235

Any such notice shall be deemed to have been given when delivered or, if delivery is not accepted by reason of the fault of the addressee, when tendered.

ARTICLE 12

GOVERNING LAW

12.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. This Agreement has been drafted in English at the express wish of the Parties. Ce contrat a été rédigé en anglais á la demande expresse des parties.

ARTICLE 13

SUCCESSORS AND ASSIGNS

13.1	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of CGI and its successors and BCE Inc., its successors and permitted assigns.

ARTICLE 14

SEVERABILITY

14.1
Severability. The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof; provided, however, that the Parties shall use their best efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

ARTICLE 15

ENTIRE AGREEMENT; ORAL EXPLANATION; AMENDMENTS; HEADINGS

15.1	Entire Agreement; Oral Explanation; Amendments. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter covered herein. No oral explanation or oral information by either of the Parties shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties unless reduced to writing and executed by the respective duly authorised representatives of both Parties.

15.2	Headings. Headings in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE 16

REMEDIES AND WAIVERS

16.1
Remedies and Waivers. No delay or omission on the part of any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

ARTICLE 17

IMPLEMENTATION OF THIS AGREEMENT

17.1
Implementation of this Agreement. The Parties agree to do or cause to be done any and all acts and things necessary or desirable for implementation of the understandings of the Parties set forth herein, including, but not limited to, the execution of all agreements and other documents as may be necessary to implement such understandings.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives as of the day and year first set forth above.

BCE INC.		THE CGI GROUP INC.

By:	(signed) Bill Anderson	By:	(signed) André Imbeau

	Bill Anderson		André Imbeau

BELL CANADA

By:	(signed) David W. Drinkwater

David W. Drinkwater